THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND PROVINCIAL LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT

THIS DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT (the "Agreement") made as of the 1st day of August, 2007.

BETWEEN:	Biopack Environmental Solutions Inc. (the "Company")

18/F Metroplaza Tower II, 223 Hing Fong Road, Kwai Chung,

New Territories, Hong Kong

AND:	Begonia Participation Corp. (the "Subscriber")

WHEREAS:

A.                          Prior to the Company’s acquisition of Roots Biopack Group Limited (“Roots Biopack”), Roots Biopack entered into a Loan and Shareholders’ Agreement dated December 21, 2006 with Good Value Galaxy Limited and the Subscriber, pursuant to which, among other things, the Subscriber agreed to lend $1,070,000 to Roots Biopack (the “Loan”);

B.                          In the Share Exchange Agreement pursuant to which the Company acquired all of the issued and outstanding shares of Roots Biopack, the Subscriber was granted the right, if it so desired, to convert the Loan into common shares of the Company at a conversion rate of $0.80 per share;

C.                          The Subscriber did not exercise its right to convert the Loan into common shares of the Company and, on July 3, 2007, the Subscriber demanded repayment of all sums due under the Loan;

D.                          The Company does not currently have the resources that would enable it to repay the Loan in cash and the Subscriber has rejected an offer to settle the Loan in exchange for common shares;

E.                           The Subscriber has agreed to accept, in full satisfaction of the Loan, two million Preferred Shares of the Company provided that each Preferred Share has the right to 30 votes at any shareholder meeting and the right to convert, at any time at the holder’s option, into five common shares for each Preferred Share;

F.                           The Board desires to settle the Loan with the Subscriber on the terms suggested by the Subscriber;

G.                          The amount due under the Loan, including principal and interest accrued through the date of this Subscription Agreement, is $1,133,667.70 (the "Outstanding Amount”);

H.                          The Subscriber wishes to apply the Outstanding Amount in payment of the purchase price for 1,000,000 Series A Preferred Shares in the capital stock of the Company and 1,000,000 Series B Preferred Shares in the capital stock of the Company (collectively, the “Shares”), at a deemed price of $0.5668 per Share, and the Company desires to accept this payment and subscription; and

I.                            Upon application of the Outstanding Amount to the purchase of the Shares, and upon issuance of the Shares to the Subscriber, the Loan will have been repaid in full.

NOW THEREFORE THIS AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Interpretation

1.1                         In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.2                         Any reference to currency is to the currency of the United States of America unless otherwise indicated.

2.	Acknowledgement of Indebtedness

2.1                         The Company and the Subscriber acknowledge and agree that the Company is indebted to the Subscriber in the amount of the Outstanding Amount.

3.	Payment of Indebtedness

3.1                         As full and final payment of the Outstanding Amount to the Subscriber, and as payment of the Subscription Proceeds to the Company, the Company will on the Closing Date (as defined herein) issue to the Subscriber the Shares, as fully paid and non-assessable, and the Subscriber will accept the Shares as full and final payment of the Outstanding Amount and in full and final satisfaction of the Loan.

4.	Release

4.1                         The Subscriber hereby agrees that upon delivery of the Shares by the Company in accordance with the provisions of this Agreement, the Outstanding Amount and the Loan will be fully satisfied and extinguished, and the Subscriber will remise, release and forever discharge the Company and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations relating to the Outstanding Amounts.

5.	Documents Required from Subscriber

5.1                         The Subscriber must complete, sign and return to the Company an executed copy of this Agreement and the original promissory note evidencing the Loan.

5.2                         The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

6.	Closing

6.1                         Closing of the offering of the Shares (the "Closing") shall occur on or before August 10, 2007, or on such other date as may be determined by the Company (the "Closing Date").

7.	Acknowledgements of Subscriber

7.1                         The Subscriber acknowledges:

(a)

none of the Shares have been or will be registered under the Securities Act of 1933 (the “1933 Act”), or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(b)	the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act or any other securities legislation;
(c)	he has received and carefully read this Agreement;
(d)

he and his advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the sale of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense;

(e)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business and that all documents, records and books in connection with the sale of the Shares hereunder have been made available for inspection by him and his attorney and/or advisor(s);

(f)

the Company is entitled to rely on the representations and warranties of the Subscriber contained in this Agreement and the Subscriber will hold harmless the Company from any loss or damage it or they may suffer as a result of the Subscriber's failure to correctly complete this Agreement;

(g)

the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Shares hereunder, and
(ii)	applicable resale restrictions;
(h)

none of the Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Shares will become listed on any stock exchange or automated dealer quotation system, except that the Company’s common shares are currently approved for quotation on the National Association of Securities Dealer’s Over the Counter Bulletin Board.;

(i)

none of the Shares may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period (as defined herein);

(j)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;
(k)	no documents in connection with the sale of the Shares hereunder have been reviewed by the SEC or any state securities administrators;
(l)	there is no government or other insurance covering any of the Shares;
(m)

the issuance and sale of the Shares to the Subscriber will not be completed if it would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company;

(n)

the Subscriber is purchasing the Shares pursuant to an exemption from the registration and the prospectus requirements of applicable securities legislation on the basis that the Subscriber is an insider of the Company and, as a consequence:

(i)	is restricted from using most of the civil remedies available under securities legislation,
(ii)	may not receive information that would otherwise be required to be provided under securities legislation, and
(iii)	the Company is relieved from certain obligations that would otherwise apply under securities legislation;
(o)

the statutory and regulatory basis for the exemption claimed for the offer and sale of the Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act; and

(p)	this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.
8.	Representations, Warranties and Covenants of the Subscriber

8.1                         The Subscriber hereby represents and warrants to the Company (which representations and warranties shall survive the Closing) that:

(a)	the Subscriber is not a U.S. Person;
(b)	the Subscriber is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;
(c)

the decision to execute this Agreement and purchase the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based entirely upon a review of any public information which has been filed by the Company with the Securities and Exchange Commission (the "SEC") in compliance, or intended compliance, with applicable securities legislation;

(d)

the Subscriber is resident in the jurisdiction set out under the heading "Name and Address of Subscriber" on the signature page of this Agreement and the sale of the Shares to the Subscriber as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

(e)

the Subscriber is purchasing the Shares as principal for investment purposes only and not with a view to resale or distribution and, in particular, the Subscriber has no intention to distribute, either directly or indirectly, any of the Shares in the United States or to U.S. Persons;

(f)	the Subscriber is outside the United States when receiving and executing this Agreement;
(g)	the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the entire investment;
(h)

the Subscriber has made an independent examination and investigation of an investment in the Shares and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in any way whatsoever for the Subscriber's decision to invest in the Shares and the Company;

(i)

the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time;

(j)

the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

(k)	the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto;
(l)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;
(m)

the Subscriber is not an underwriter of, or dealer in, any of the shares of the Company, nor is the Subscriber an affiliate of any underwriter of, or dealer in, any of the shares of the Company and the Subscriber is not participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(n)	the Subscriber is not a registered broker or dealer, nor is it an affiliate of a registered broker or dealer;
(o)

the Subscriber understands and agrees that offers and sales of any of the Shares (and any of the common shares into which they may be converted) prior to the expiration of a period of one year after the date of original issuance of the Shares (the one year period hereinafter referred to as the "Distribution Compliance Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

(p)

the Subscriber understands and agrees that the Company will refuse to register any transfer of the Shares (and any of the common shares into which they may be converted) not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(q)	the Subscriber (i) is able to fend for itself in the subscription; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares and the Company; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(r)

the Subscriber acknowledges that it has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares (and any of the common shares into which they may be converted); provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares (or any of the common shares into which they may be converted) pursuant to registration thereof under the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(s)

the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(t)	no person has made to the Subscriber any written or oral representations:
(i)	that any person will resell or repurchase any of the Shares;
(ii)	that any person will refund the purchase price of any of the Shares;
(iii)	as to the future price or value of any of the Shares; or
(iv)

that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system.

8.2                         The Subscriber hereby covenants with the Company (which covenants shall survive the Closing) that:

(a)

the Subscriber understands and agrees not to engage in any hedging transactions involving any of the Shares (or any of the common shares into which they may be converted) unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(b)

the Subscriber will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith; and

(c)

the Subscriber will not offer or sell any of the Shares (or any of the common shares into which they may be converted) in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws.

8.3                         In this Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S.

9.	Representations and Warranties will be Relied Upon by the Company

9.1                         The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to purchase the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Shares on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the purchase by the Subscriber of Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Shares.

10.	Resale Restrictions

10.1                       The Subscriber acknowledges that any resale of the Shares (and any of the common shares into which they may be converted)will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber or proposed transferee. The Subscriber acknowledges that the Shares have not been registered under the 1933 Act of the securities laws of any state of the United States. The Shares may not be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state and provincial securities laws or exemptions from such registration requirements are available.

10.2                       The Subscriber acknowledges that restrictions on the transfer, sale or other subsequent disposition of the Shares by the Subscriber may be imposed by securities laws in addition to any restrictions referred to in Section 10.1 above, and, in particular, the Subscriber acknowledges and agrees that none of the Shares (or any of the common shares into which they may be converted) may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period

11.	Acknowledgement and Waiver

11.1                       The Subscriber has acknowledged that the decision to purchase the Shares was solely made on the basis of publicly available information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Shares.

12.	Legending and Registration of Subject Shares

12.1                       The Subscriber hereby acknowledges that a legend may be placed on the certificates representing any of the Shares (and any of the common shares into which they may be converted) to the effect that the Shares (and any of the common shares into which they may be converted) represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

12.2                       The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

13.	Costs

13.1                       The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

14.	Governing Law

14.1                       This Agreement is governed by the laws of the State of Nevada and the federal laws of the United States applicable therein.

15.	Survival

15.1                       This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber.

16.	Assignment

16.1                         This Agreement is not transferable or assignable.

17.	Execution

17.1                       The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

18.	Severability

18.1                       The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

19.	Entire Agreement

19.1                       Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

20.	Notices

20.1                       All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on the signature page of this Agreement and notices to the Company shall be directed to it at 18/F Metroplaza Tower II, 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong, Attention: The President, telephone number 011 +852 3586 1383.

21.	Counterparts

21.1                       This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

DELIVERY INSTRUCTIONS

1.	Delivery - please deliver the certificates to:

Hoop & Hoop Laywers, attn> Mr. Dr. Gerold Hoop

Pflugstrasse 7, 9490 Vaduz, Principality of Liechtenstein

2.	Registration - registration of the certificates which are to be delivered at closing should be made as follows:

(name)

(address)

3.

The undersigned hereby acknowledges that it will deliver to the Company all such additional completed forms in respect of the Subscriber's purchase of the Shares as may be required for filing with the appropriate securities commissions and regulatory authorities.

IN WITNESS WHEREOF the Subscriber has duly executed this Agreement effective as of the date first above mentioned.

Begonia Participation Corp.
by Dr. Gerold Hoop
(Name of Subscriber – Please type or print)

/s/ Gerald Hoop

(Signature and, if applicable, Office)

Pasea Estate, Road Town

(Address of Subscriber)

Tortola, BVI

(City, State or Province, Postal Code of Subscriber)

British Virgin Islands

(Country of Subscriber)

A C C E P T A N C E

The above-mentioned Agreement in respect of the Shares is hereby accepted by BIOPACK ENVIRONMENTAL SOLUTIONS INC.

DATED at Hong Kong effective the 11th day of August, 2007.

Per:	/s/ Gerald Lau
Authorized Signatory

CW1338296.1